UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
October 28, 2015

Abaxis, Inc.
(Exact name of registrant as specified in its charter)

California	000-19720	77-0213001
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3240 Whipple Road, Union City, CA 94587
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(510) 675-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Annual Meeting was held on October 28, 2015. There were 22,716,899 shares of common stock entitled to be voted, and 21,809,073 shares were present in person or by proxy at the Annual Meeting. Three items of business were acted upon by shareholders at the Annual Meeting. The voting results are as follows:

1.            Election of Directors. Shareholders elected Clinton H. Severson, Vernon E. Altman, Richard J. Bastiani, Ph.D., Michael D. Casey, Henk J. Evenhuis and Prithipal Singh, Ph.D., the Company’s nominees for director, to serve as directors until the 2016 Annual Meeting and until his successor is elected and qualified, or, if sooner, until the director’s death, resignation or removal, as follows:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Clinton H. Severson	18,519,406	1,219,397	2,070,270
Vernon E. Altman	19,537,009	201,794	2,070,270
Richard J. Bastiani, Ph.D.	19,481,129	257,674	2,070,270
Michael D. Casey	19,434,591	304,212	2,070,270
Henk J. Evenhuis	19,505,276	233,527	2,070,270
Prithipal Singh, Ph.D.	18,944,137	794,666	2,070,270

2.            Advisory Vote on Executive Compensation. Shareholders adopted the resolution “RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED”, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,001,515	2,724,464	12,824	2,070,270

3.            Ratification of Auditor Appointment. Shareholders ratified the appointment of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2016, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,570,977	230,453	7,643	0

ITEM 8.01.	OTHER EVENTS.

On October 28, 2015, the Board of Directors of Abaxis, Inc. declared a cash dividend of $0.11 per common share to be paid on December 17, 2015, to all shareholders of record as of the close of business on December 3, 2015. A copy of the Company’s press release announcing the dividend is attached hereto as Exhibit 99.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated November 3, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2015

ABAXIS, INC.

By:	/s/ Ross Taylor
Ross Taylor
Vice President of Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated November 3, 2015